Exhibit 99.1

B&G Foods Reports Financial Results for First Quarter 2024

Parsippany, N.J., May 8, 2024—B&G Foods, Inc. (NYSE: BGS) today announced financial results for the first quarter of 2024. Financial results for the first quarter of 2024 reflect the impact of the Green Giant U.S. shelf-stable divestiture during the fourth quarter of 2023.

Summary

	First Quarter of 2024
(In millions, except per share data)		Change vs.
	Amount	Q1 2023
Net Sales	$475.2	(7.1)%
Base Business Net Sales [1]	$475.3	(4.4)%
Diluted EPS	$(0.51)	NM
Adj. Diluted EPS [1]	$0.18	(33.3)%
Net Loss	$(40.2)	NM
Adj. Net Income [1]	$14.4	(24.6)%
Adj. EBITDA [1]	$75.0	(8.9)%

Guidance for Full Year Fiscal 2024

●	Net sales revised to a range of $1.955 billion to $1.985 billion.
●	Adjusted EBITDA revised to a range of $300 million to $320 million.
●	Adjusted diluted earnings per share revised to a range of $0.75 to $0.95.

Commenting on the results, Casey Keller, President and Chief Executive Officer of B&G Foods, stated, “B&G Foods’ first quarter results demonstrated consistent margins and moderating inflation, with declines in net sales driven by foodservice trends and increased promotion spending. Volumes to retail customers were relatively flat. Going forward, we remain committed to driving low single digit growth and continuing to reduce leverage. Further, we are accelerating efforts to reshape and clarify the portfolio for sharper focus and fit.”

Financial Results for First Quarter of 2024

Net sales for the first quarter of 2024 decreased $36.6 million, or 7.1%, to $475.2 million from $511.8 million for the first quarter of 2023. The decrease was primarily attributable to the Green Giant U.S. shelf-stable divestiture, a decrease in net pricing, the impact of product mix and a decrease in unit volume. Net sales of the Green Giant U.S. shelf-stable product line, which the Company divested on November 8, 2023, were $14.6 million in the first quarter of 2023.

Base business net sales for the first quarter of 2024 decreased $22.0 million, or 4.4%, to $475.3 million from $497.3 million for the first quarter of 2023. The decrease in base business net sales was driven by a decrease in net pricing and the impact of product mix of $15.4 million, or 3.1% of base business net sales, and a decrease in unit volume of $6.8 million, or 1.4%, partially offset by the positive impact of foreign currency of $0.2 million.

Gross profit was $108.9 million for the first quarter of 2024, or 22.9% of net sales. Adjusted gross profit(1), which excludes the negative impact of $1.0 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the first quarter of 2024, was $109.9 million, or 23.1% of net sales. Gross profit was $114.2 million for the first quarter of 2023, or 22.3% of net sales. Adjusted gross profit, which excludes the negative impact of $0.6 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the first quarter of 2023, was $114.9 million, or 22.4% of net sales.

The improvements in gross profit as a percentage of net sales and adjusted gross profit as a percentage of net sales were driven by the moderation of input cost inflation, lower transportation and warehousing costs, and lower depreciation expense.

Selling, general and administrative expenses increased $1.9 million, or 4.0%, to $48.6 million for the first quarter of 2024 from $46.7 million for the first quarter of 2023. The increase was composed of increases in general and administrative expenses of $2.0 million, consumer marketing expenses of $1.6 million and acquisition/divestiture-related and non-recurring expenses of $0.1 million, partially offset by decreases in selling expenses of $1.0 million and warehousing expenses of $0.8 million. Expressed as a percentage of net sales, selling, general and administrative expenses increased by 1.1 percentage points to 10.2% for the first quarter of 2024, as compared to 9.1% for the first quarter of 2023.

In connection with the Company’s transition from one reporting segment to four reporting segments during the first quarter of 2024, the Company reassigned assets and liabilities, including goodwill, between the reporting segments and completed a goodwill impairment test both prior to and subsequent to the change. The goodwill impairment test resulted in the Company recognizing pre-tax, non-cash goodwill impairment charges of $70.6 million within its Frozen & Vegetables reporting segment during the first quarter of 2024.

Net interest expense decreased $1.6 million, or 4.1%, to $37.8 million for the first quarter of 2024 from $39.4 million for the first quarter of 2023. The decrease was primarily attributable to a reduction in average long-term debt outstanding and the accelerated amortization of deferred debt financing costs relating to long-term debt prepayments during the first quarter of 2023, partially offset by higher interest rates on the Company’s long-term debt during the first quarter of 2024 compared to the first quarter of 2023.

The Company had a net loss of $40.2 million, or $0.51 per diluted share, for the first quarter of 2024, compared to net income of $3.4 million, or $0.05 per diluted share, for the first quarter of 2023. The Company’s net loss for the first quarter of 2024 was primarily attributable to pre-tax, non-cash impairment charges of $70.6 million for the impairment of goodwill within the Company’s Frozen & Vegetables reporting segment, the reduction of base business net sales in the first quarter of 2024 and the impact of the Green Giant U.S. shelf-stable divestiture. The Company’s adjusted net income for the first quarter of 2024 was $14.4 million, or $0.18 per adjusted diluted share, compared to adjusted net income of $19.1 million, or $0.27 per adjusted diluted share, for the first quarter of 2023. The Company’s adjusted diluted earnings per share for the first quarter of 2024 was negatively impacted by an increase to the weighted average shares outstanding in the first quarter of 2024 compared to the first quarter of 2023.

For the first quarter of 2024, adjusted EBITDA was $75.0 million, a decrease of $7.4 million, or 8.9%, compared to $82.4 million for the first quarter of 2023. The decrease in adjusted EBITDA was primarily attributable to the reduction of base business net sales in the first quarter of 2024 and the impact of the Green Giant U.S. shelf-stable divestiture. Adjusted EBITDA as a percentage of net sales was 15.8% for the first quarter of 2024, compared to 16.1% for the first quarter of 2023.

Segment Results(2)

Historically, the Company operated in a single industry segment. However, beginning with the first quarter of 2024, the Company now operates in, and has begun reporting results by, four business segments. This change stemmed from the Company’s recent formation and the evolution of the Company’s four business units: Specialty, Meals, Frozen & Vegetables and Spices & Flavor Solutions, which are further described below. Prior period segment results in this earnings press release have been recast to reflect the change from one single operating segment to four operating segments.

Specialty — includes, among others, the Crisco, Clabber Girl, Bear Creek, Polaner, Underwood, B&G, Grandma’s, New York Style, B&M, TrueNorth, Don Pepino, Sclafani, Baker’s Joy, Regina, SugarTwin and Brer Rabbit brands.

Meals — includes, among others, the Ortega, Maple Grove Farms, Cream of Wheat, Victoria, Las Palmas, Mama Mary’s, Spring Tree, McCann’s, Carey’s and Vermont Maid brands.

Frozen & Vegetables — includes the Green Giant and Le Sueur brands.

Spices & Flavor Solutions — includes, among others, the Dash, Weber, Spice Islands, Tone’s, Ac’cent, Trappey’s, Durkee and Wright’s brands.

Specialty Segment Results

Specialty segment results were as follows (dollars in thousands):

	First Quarter Ended
	March 30,	April 1,
	2024	2023	$ Change	% Change
Specialty segment net sales	$154,729	$162,623	$(7,894)	(4.9)%
Specialty segment adjusted EBITDA	$37,192	$36,484	$708	1.9%

The decrease in Specialty segment net sales was primarily due to lower Crisco pricing driven by softening commodity costs coupled with decreased foodservice and industrial net sales. The increase in Specialty segment adjusted EBITDA was primarily due to rate improvements across key materials and freight costs.

Meals Segment Results

Meals segment results were as follows (dollars in thousands):

	First Quarter Ended
	March 30,	April 1,
	2024	2023	$ Change	% Change
Meals segment net sales	$120,031	$121,949	$(1,918)	(1.6)%
Meals segment adjusted EBITDA	$25,629	$26,238	$(609)	(2.3)%

The decrease in Meals segment net sales was primarily due to lower net sales in foodservice. The decrease in Meals segment adjusted EBITDA was primarily due to lower net sales, primarily in foodservice, and increases in material costs, partially offset by improvements in freight costs.

Frozen & Vegetables Segment Results

Frozen & Vegetables segment results were as follows (dollars in thousands):

	First Quarter Ended
	March 30,	April 1,
	2024	2023	$ Change	% Change
Frozen & Vegetables segment net sales	$104,887	$126,206	$(21,319)	(16.9)%
Frozen & Vegetables segment adjusted EBITDA	$7,830	$10,454	$(2,624)	(25.1)%

The decrease in Frozen & Vegetables segment net sales was primarily due to the Green Giant U.S. shelf-stable divestiture (which negatively impacted net sales versus the prior year quarter by $14.6 million), a decrease in volume, increased promotional trade spend, and the impact of product mix in frozen. The decrease in Frozen & Vegetables segment adjusted EBITDA was primarily due to the Green Giant U.S. shelf-stable divestiture, lower net sales and increases in material costs and the negative impact of foreign currency, partially offset by improvements in freight costs.

Spices & Flavor Solutions Segment Results

Spices & Flavor Solutions segment results were as follows (dollars in thousands):

	First Quarter Ended
	March 30,	April 1,
	2024	2023	$ Change	% Change
Spices & Flavor Solutions segment net sales	$95,576	$101,036	$(5,460)	(5.4)%
Spices & Flavor Solutions segment adjusted EBITDA	$28,669	$30,680	$(2,011)	(6.6)%

The decrease in Spices & Flavor Solutions segment net sales was primarily due to lower net sales in foodservice. The decrease in Spices & Flavor Solutions segment adjusted EBITDA was primarily due to lower net sales, primarily in foodservice, and increases in material costs, partially offset by improvements in freight costs.

Full Year Fiscal 2024 Guidance

B&G Foods revised its net sales guidance for fiscal 2024 at a range of $1.955 billion to $1.985 billion, revised its adjusted EBITDA guidance to a range of $300 million to $320 million, and revised its adjusted diluted earnings per share guidance to a range of $0.75 to $0.95.

B&G Foods provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company’s forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for deferred taxes; acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets); gains and losses on extinguishment of debt; impairment of assets held for sale; impairment of intangible assets; non-recurring expenses, gains and losses; and other charges reflected in the Company’s reconciliation of historic non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding B&G Foods’ non-GAAP financial measures, see “About Non-GAAP Financial Measures and Items Affecting Comparability” below.

Possible Divestitures; Strategic Review of Frozen & Vegetables Business Unit

The Company announced today that it plans to continue and will accelerate the reshaping of the Company’s portfolio to sharpen focus, improve margins and cash flow, and maximize future value creation. As previously disclosed, the Company has been evaluating potential divestitures that represent between 10% to 15% of the Company’s consolidated net sales.

The Company divested the Green Giant U.S. canned vegetable business in November 2023 and the Back to Nature brand in January 2023. After careful analysis, the Company has decided to place its frozen and remaining canned vegetable businesses under strategic review and the Company is evaluating a possible divestiture of some or all of the assets in its Frozen & Vegetable business unit, either in a single transaction or in a series of transactions.

Mr. Keller stated “Green Giant remains a strong brand with broad awareness and distribution, and the frozen vegetables category is on trend with health and dietary trends. However, I believe the frozen vegetable business may not be the right fit with B&G Foods’ focus and capabilities, particularly since we have no plans to add more assets in the frozen portfolio given the opportunities in our core shelf-stable businesses and overall capital constraints.”

There can be no assurance that any divestitures of any portions of the Frozen & Vegetables business unit or any other portions of the Company’s business will be achieved, and the Company does not intend to comment further on the process unless and until the Company decides to proceed with a divestiture or other transaction and signs a definitive agreement or otherwise determines that further disclosure is appropriate or required by law.

Conference Call

B&G Foods will hold a conference call at 4:30 p.m. ET today, May 8, 2024 to discuss first quarter and full year 2024 financial results. The live audio webcast of the conference call can be accessed at www.bgfoods.com/investor-relations. A replay of the webcast will be available following the conference call through the same link.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted net income” (net income (loss) adjusted for certain items that affect comparability), “adjusted diluted earnings per share” (diluted earnings (loss) per share adjusted for certain items that affect comparability), “base business net sales” (net sales without the impact of acquisitions until the acquisitions are included in both comparable periods and without the impact of discontinued or divested brands), “EBITDA” (net income (loss) before net interest expense, income taxes, and depreciation and amortization), “adjusted EBITDA” (EBITDA as adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets), gains and losses on extinguishment of debt, impairment of assets held for sale, impairment of intangible assets, and non-recurring expenses, gains and losses), “segment adjusted EBITDA” (adjusted EBITDA for operating segments), “adjusted gross profit” (gross profit adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold) and “adjusted gross profit percentage” (gross profit as a percentage of net sales adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP) in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The Company uses non-GAAP financial measures to adjust for certain items that affect comparability. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items that affect comparability, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.

Additional information regarding EBITDA, adjusted EBITDA, segment adjusted EBITDA and reconciliations of EBITDA, adjusted EBITDA and segment adjusted EBITDA to net (loss) income and, in the case of EBITDA and adjusted EBITDA, to net cash provided by operating activities, is included below for the first quarter of 2024 and 2023, along with the components of EBITDA, adjusted EBITDA and segment adjusted EBITDA. Also included below are reconciliations of the non-GAAP terms adjusted net income, adjusted diluted earnings per share and base business net sales to the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s consolidated balance sheets and related consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ equity and cash flows.

End Notes

(1)	Please see “About Non-GAAP Financial Measures and Items Affecting Comparability” above for the definition of the non-GAAP financial measures “base business net sales,” “adjusted diluted earnings per share,” “adjusted net income ,” “EBITDA,” “adjusted EBITDA,” “segment adjusted EBITDA,” “adjusted gross profit” and “adjusted gross profit percentage,” as well as information concerning certain items affecting comparability and reconciliations of the non-GAAP terms to the most comparable GAAP financial measures.
(2)	Segment net sales and segment adjusted EBITDA are the primary measures used by the Company’s chief operating decision maker (CODM) to evaluate segment operating performance and to decide how to allocate resources to segments. The Company’s CODM is the Company’s chief executive officer. Segment adjusted EBITDA excludes unallocated corporate items, depreciation and amortization, acquisition/divestiture-related and non-recurring expenses, impairment of intangible assets, gains and losses on sales of assets, interest expense, and income tax expense or benefit. Unallocated corporate items consist of centrally managed corporate functions, including selling, marketing, procurement, centralized administrative functions, insurance, and other similar expenses not directly tied to segment operating performance. Depreciation and amortization expenses are neither maintained nor available by operating segment, as the Company’s manufacturing, warehouse, and distribution activities are centrally managed. These items that are centrally managed at the corporate level, and therefore excluded from the measure of segment adjusted EBITDA, are reviewed by the CODM. Expenses that are managed centrally but can be attributed to a segment, such as warehousing and transportation expenses, are generally allocated based on sales.

NM – Not meaningful.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms,

New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ expectations regarding net sales, adjusted EBITDA and adjusted diluted earnings per share, the Company’s overall expectations for fiscal 2024 and beyond, the Company’s plan to continue and accelerate the reshaping and restructuring of the Company’s portfolio to sharpen focus, improve margins and cash flow, and maximize future value creation, and possible divestitures. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: the Company’s substantial leverage; the effects of rising costs for and/or decreases in supply of the Company’s commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, such as the COVID-19 pandemic, may have on the Company’s business, including among other things, the Company’s supply chain, manufacturing operations or workforce and customer and consumer demand for the Company’s products; the Company’s ability to recruit and retain senior management and a highly skilled and diverse workforce at the Company’s corporate offices, manufacturing facilities and other locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; the Company’s ability to successfully complete the integration of recent or future acquisitions into the Company’s enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and future tax reform or legislation; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; the Company’s ability to successfully implement the Company’s sustainability initiatives and achieve the Company’s sustainability goals, and changes to environmental laws and regulations; and other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of the Company’s customers’ inventories and credit and other business risks related to the Company’s customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of the Company’s third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt the Company’s supply of raw materials or certain finished goods products or injure the Company’s reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Dara Dierks	Matt Lindberg
866.211.8151	203.682.8214

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 30,	December 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$42,460	$41,094
Trade accounts receivable, net	136,011	143,015
Inventories	560,589	568,980
Prepaid expenses and other current assets	42,962	41,747
Income tax receivable	3,299	7,988
Total current assets	785,321	802,824

Property, plant and equipment, net	296,004	302,288
Operating lease right-of-use assets	66,361	70,046
Finance lease right-of-use assets	1,568	1,832
Goodwill	548,661	619,399
Other intangible assets, net	1,622,335	1,627,836
Other assets	24,307	23,484
Deferred income taxes	15,967	15,581
Total assets	$3,360,524	$3,463,290

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$132,907	$123,778
Accrued expenses	55,379	83,217
Current portion of operating lease liabilities	17,223	16,939
Current portion of finance lease liabilities	1,076	1,070
Current portion of long-term debt	22,000	22,000
Income tax payable	630	475
Dividends payable	15,020	14,939
Total current liabilities	244,235	262,418

Long-term debt, net of current portion	2,014,153	2,023,088
Deferred income taxes	249,176	267,053
Long-term operating lease liabilities, net of current portion	49,860	53,724
Long-term finance lease liabilities, net of current portion	455	726
Other liabilities	21,425	20,818
Total liabilities	2,579,304	2,627,827

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share. Authorized 125,000,000 shares; 79,051,492 and 78,624,419 shares issued and outstanding as of March 30, 2024 and December 30, 2023, respectively	791	786
Additional paid-in capital	32,894	46,990
Accumulated other comprehensive income	2,684	2,597
Retained earnings	744,851	785,090
Total stockholders’ equity	781,220	835,463
Total liabilities and stockholders’ equity	$3,360,524	$3,463,290

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	First Quarter Ended
	March 30,	April 1,
	2024	2023
Net sales	$475,223	$511,814
Cost of goods sold	366,342	397,578
Gross profit	108,881	114,236

Operating expenses:
Selling, general and administrative expenses	48,612	46,729
Amortization expense	5,112	5,241
Impairment of goodwill	70,580	—
Loss on sales of assets	135	85
Operating (loss) income	(15,558)	62,181

Other (income) and expenses:
Interest expense, net	37,825	39,435
Other income	(1,042)	(921)
(Loss) income before income tax (benefit) expense	(52,341)	23,667
Income tax (benefit) expense	(12,102)	20,252
Net (loss) income	$(40,239)	$3,415

Weighted average shares outstanding:
Basic	78,648	71,779
Diluted	78,648	71,795

(Loss) earnings per share:
Basic	$(0.51)	$0.05
Diluted	$(0.51)	$0.05

Cash dividends declared per share	$0.19	$0.19

B&G Foods, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA by Segment and Reconciliation of Segment Adjusted EBITDA

to Net (Loss) Income

(In thousands)

(Unaudited)

	First Quarter Ended
	March 30,	April 1,
	2024	2023
Net sales:
Specialty	$154,729	$162,623
Meals	120,031	121,949
Frozen & Vegetables	104,887	126,206
Spices & Flavor Solutions	95,576	101,036
Total net sales	475,223	511,814

Segment adjusted EBITDA:
Specialty	37,192	36,484
Meals	25,629	26,238
Frozen & Vegetables	7,830	10,454
Spices & Flavor Solutions	28,669	30,680
Total segment adjusted EBITDA	99,320	103,856

Unallocated corporate expenses	24,275	21,491
Adjusted EBITDA	$75,045	$82,365

Depreciation and amortization	$17,209	$18,018
Acquisition/divestiture-related and non-recurring expenses	1,637	1,160
Impairment of goodwill	70,580	-
Loss on sales of assets, net of facility closure costs	135	85
Interest expense, net	37,825	39,435
Income tax expense	(12,102)	20,252
Net (loss) income	$(40,239)	$3,415

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net (Loss) Income to EBITDA(1) and Adjusted EBITDA(1)

(In thousands)

(Unaudited)

	First Quarter Ended
	March 30,	April 1,
	2024	2023
Net (loss) income	$(40,239)	$3,415
Income tax (benefit) expense	(12,102)	20,252
Interest expense, net	37,825	39,435
Depreciation and amortization	17,209	18,018
EBITDA(1)	2,693	81,120
Acquisition/divestiture-related and non-recurring expenses(2)	1,637	1,160
Impairment of goodwill(3)	70,580	—
Loss on sales of assets, net of facility closure costs	135	85
Adjusted EBITDA(1)	$75,045	$82,365

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Cash Provided by Operating Activities to EBITDA(1) and Adjusted EBITDA(1)

(In thousands)

(Unaudited)

	First Quarter Ended
	March 30,	April 1,
	2024	2023
Net cash provided by operating activities	$35,122	$69,527
Income tax (benefit) expense	(12,102)	20,252
Interest expense, net	37,825	39,435
Impairment of goodwill(3)	(70,580)	—
Loss on sales of assets	(135)	(93)
Deferred income taxes	17,874	(15,019)
Amortization of deferred debt financing costs and bond discount/premium	(1,298)	(3,648)
Share-based compensation expense	(1,783)	(927)
Changes in assets and liabilities, net of effects of business combinations	(2,230)	(28,407)
EBITDA(1)	2,693	81,120
Acquisition/divestiture-related and non-recurring expenses(2)	1,637	1,160
Impairment of goodwill(3)	70,580	—
Loss on sales of assets, net of facility closure costs	135	85
Adjusted EBITDA(1)	$75,045	$82,365

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net (Loss) Income to Adjusted Net Income(3) and Adjusted Diluted Earnings per Share(3)

(In thousands, except per share data)

(Unaudited)

	First Quarter Ended
	March 30,	April 1,
	2024	2023
Net (loss) income	$(40,239)	$3,415
Acquisition/divestiture-related and non-recurring expenses(2)	1,637	1,160
Impairment of goodwill(3)	70,580	—
Loss on sales of assets, net of facility closure costs	135	85
Tax adjustment related to Back to Nature divestiture(5)	—	14,736
Tax effects of non-GAAP adjustments(6)	(17,724)	(305)
Adjusted net income(4)	$14,389	$19,091
Adjusted diluted earnings per share(4)	$0.18	$0.27

(1)	EBITDA and adjusted EBITDA are non-GAAP financial measures used by management to measure operating performance. A non-GAAP financial measure is defined as a numerical measure of the Company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s consolidated balance sheets and related consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ equity and cash flows. The Company defines EBITDA as net income (loss) before net interest expense, income taxes, and depreciation and amortization. The Company defines adjusted EBITDA as EBITDA adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up, and gains and losses on the sale of certain assets); gains and losses on extinguishment of debt; impairment of assets held for sale; impairment of intangible assets; and non-recurring expenses, gains and losses.

Management believes that it is useful to eliminate these items because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and the Company’s ability to generate cash flow from operations. The Company uses EBITDA and adjusted EBITDA in the Company’s business operations to, among other things, evaluate the Company’s operating performance, develop budgets and measure the Company’s performance against those budgets, determine employee bonuses and evaluate the Company’s cash flows in terms of cash needs. The Company also presents EBITDA and adjusted EBITDA because the Company believes they are useful indicators of the Company’s historical debt capacity and ability to service debt and because covenants in the Company’s credit agreement and the Company’s senior notes indentures contain ratios based on these measures. As a result, reports used by internal management during monthly operating reviews feature the EBITDA and adjusted EBITDA metrics. However, management uses these metrics in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity, and therefore does not place undue reliance on these measures as its only measures of operating performance and liquidity.

EBITDA and adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income (loss), net (loss) income or any other GAAP measure as an indicator of operating performance. EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends. Rather, EBITDA and adjusted EBITDA are potential indicators of an entity’s ability to fund these cash requirements. EBITDA and adjusted EBITDA are not complete measures of an entity’s profitability because they do not include certain costs and expenses and gains and losses described above. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA and adjusted EBITDA can still be useful in evaluating the Company’s performance against the Company’s peer companies because management believes these measures provide users with valuable insight into key components of GAAP amounts.

(2)	Acquisition/divestiture-related and non-recurring expenses for the first quarter of 2024 of $1.6 million (or $1.2 million, net of tax) primarily includes non-recurring expenses related to Crisco and divestiture-related expenses for the Green Giant U.S. shelf-stable and Back to Nature divestitures. Acquisition/divestiture-related and non-recurring expenses for the first quarter of 2023 of $1.2 million (or $0.9 million, net of tax) primarily includes acquisition and integration expenses for the Crisco acquisition and the acquisition of the frozen vegetable manufacturing operations of Growers Express, LLC, which was completed on May 5, 2022, and divestiture-related expenses for the Back to Nature divestiture.

(3)	In connection with the Company’s transition from one reporting segment to four reporting segments during the first quarter of 2024, the Company reassigned assets and liabilities, including goodwill, between the reporting segments and completed a goodwill impairment test both prior to and subsequent to the change. The goodwill impairment test resulted in the Company recognizing pre-tax, non-cash goodwill impairment charges of $70.6 million (or $53.4 million, net of tax) within its Frozen & Vegetables reporting segment during the first quarter of 2024.
(4)	Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures used by management to measure operating performance. The Company defines adjusted net income and adjusted diluted earnings per share as net income (loss) and diluted earnings (loss) per share adjusted for certain items that affect comparability. These non-GAAP financial measures reflect adjustments to net income (loss) and diluted earnings (loss) per share to eliminate the items identified in the reconciliation above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.
(5)	As a result of the Back to Nature divestiture, the Company incurred a capital loss for tax purposes, for which the Company recorded a deferred tax asset during the first quarter of 2023. A valuation allowance has been recorded against this deferred tax asset, which negatively impacted the Company’s first quarter of 2023 income taxes by $14.7 million, or $0.21 per share.
(6)	Represents the tax effects of the non-GAAP adjustments listed above, assuming a tax rate of 24.5%.

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Sales to Base Business Net Sales(1)

(In thousands)

(Unaudited)

	First Quarter Ended
	March 30,	April 1,
	2024	2023
Net sales	$475,223	$511,814
Net sales from discontinued or divested brands(2)	65	(14,482)
Base business net sales(1)	$475,288	$497,332

(1)	Base business net sales is a non-GAAP financial measure used by management to measure operating performance. The Company defines base business net sales as the Company’s net sales excluding (1) the net sales of acquisitions until the net sales from such acquisitions are included in both comparable periods and (2) net sales of discontinued or divested brands. The portion of current period net sales attributable to recent acquisitions for which there is no corresponding period in the comparable period of the prior year is excluded. For each acquisition, the excluded period starts at the beginning of the most recent fiscal period being compared and ends on the first anniversary of the acquisition date. For discontinued or divested brands, the entire amount of net sales is excluded from each fiscal period being compared. The Company has included this financial measure because management believes it provides useful and comparable trend information regarding the results of the Company’s business without the effect of the timing of acquisitions and the effect of discontinued or divested brands.
(2)	For the first quarter of 2023, reflects net sales of the Green Giant U.S. shelf-stable product line, which was sold on November 8, 2023, partially offset by a net credit paid to customers relating to the SnackWell’s and Farmwise brands, which have been discontinued. For the first quarter of 2024, reflects a net credit paid to customers relating to the discontinued brands.

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Gross Profit to Adjusted Gross Profit(1) and Gross Profit Percentage to Adjusted Gross Profit Percentage(1)

(In thousands, except percentages)

(Unaudited)

	First Quarter Ended
	March 30,	April 1,
	2024	2023
Gross profit	$108,881	$114,236
Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold(2)	1,005	649
Adjusted gross profit(1)	$109,886	$114,885

Gross profit percentage	22.9%	22.3%
Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold as a percentage of net sales	0.2%	0.1%
Adjusted gross profit percentage(1)	23.1%	22.4%

(1)	Adjusted gross profit and adjusted gross profit percentage are non-GAAP financial measures used by management to measure operating performance. The Company defines adjusted gross profit as gross profit adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold and adjusted gross profit percentage as gross profit percentage (i.e., gross profit as a percentage of net sales) adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold. These non-GAAP financial measures reflect adjustments to gross profit and gross profit percentage to eliminate the items identified in the reconciliation above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.
(2)	Acquisition/divestiture related expenses and non-recurring expenses included in cost of goods sold for the first quarter of 2024 of $1.0 million primarily includes non-recurring expenses related to Crisco and divestiture-related expenses for the Green Giant U.S. shelf-stable and Back to Nature divestitures. Acquisition/divestiture related expenses and non-recurring expenses included in cost of goods sold for the first quarter of 2023 of $0.6 million primarily includes acquisition and integration expenses for the Crisco acquisition and divestiture-related expenses for the Back to Nature divestiture.